Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statement of ONE Gas, Inc., on Form S-8 (File Nos. 333-193690 and 333-205099) of our report dated June 22, 2022, on our audits of the financial statements and supplemental schedule of the ONE Gas, Inc. 401(k) Plan, as of December 31, 2021 and 2020, and for the year ended December 31, 2021, which report is included in this Annual Report on Form 11-K. /s/ FORVIS, LLP (formerly BKD, LLP) Tulsa, Oklahoma June 22, 2022